UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2014

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), Dividend Capital Total Realty Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), and Dividend Capital Total Advisors LLC, the Company’s advisor (the “Advisor”), previously entered into that certain Eighth Amended and Restated Advisory Agreement dated as of July 12, 2012 and renewed through June 30, 2014 (the “Advisory Agreement”). On June 25, 2014, the Company, the Operating Partnership and the Advisor agreed to renew the Advisory Agreement effective as of June 30, 2014 for an additional one-year term expiring June 30, 2015. The terms of the Advisory Agreement otherwise remain unchanged.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2014, the Company held its 2014 annual meeting of stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 11, 2014 (the “Proxy”). At the Annual Meeting, the Company’s stockholders approved the first and second proposals described in the Proxy before the Annual Meeting was adjourned. The third proposal described in the proxy was not approved. As of April 1, 2014, the record date, 175,496,527 shares of common stock were eligible to vote, of which 88,712,840 shares, or approximately 50.1%, were present to vote by proxy or in person.

First Proposal. The Company’s stockholders elected five directors of the Company (the “Directors”), who will serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify. The Directors were elected pursuant to the voting results set forth below:

Name	For	Against	Abstain
Richard D. Kincaid	78,764,762	2,241,392	7,706,685
John A. Blumberg	78,584,368	2,413,013	7,715,459
Charles B. Duke	78,483,951	2,443,923	7,784,966
Daniel J. Sullivan	78,500,065	2,459,890	7,752,885
John P. Woodberry	78,675,862	2,306,134	7,730,843

Second Proposal. The Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014, as set forth below:

For	Against	Abstain
79,767,992	1,649,440	7,295,408

Third Proposal. The Company’s stockholders did not approve the proposed charter amendment to eliminate the Company’s ability to redeem securities held by stockholders who make a Non-Compliant Tender Offer (as defined in the charter). Although a majority of the shares that were present to vote at the Annual Meeting voted to approve the charter amendment, as set forth below, the proposal did not pass because it did not receive an affirmative vote from a majority of the Company’s outstanding shares of common stock:

For	Against	Abstain
75,192,464	3,566,929	9,953,447

Item 8.01	Other Events.

Recent Pricing Information (unaudited)

Below is the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures, for each business day from June 1, 2014 through June 30, 2014, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share
	Class E	Class A	Class W	Class I
June 2, 2014	$6.97	$6.97	$6.97	$6.97
June 3, 2014	$6.96	$6.96	$6.96	$6.96
June 4, 2014	$6.96	$6.96	$6.96	$6.96
June 5, 2014	$6.96	$6.96	$6.96	$6.96
June 6, 2014	$6.96	$6.96	$6.96	$6.96
June 9, 2014	$6.96	$6.96	$6.96	$6.96
June 10, 2014	$6.96	$6.96	$6.96	$6.96
June 11, 2014	$6.96	$6.96	$6.96	$6.96
June 12, 2014	$6.97	$6.97	$6.97	$6.97
June 13, 2014	$6.97	$6.97	$6.97	$6.97
June 16, 2014	$6.97	$6.97	$6.97	$6.97
June 17, 2014	$6.97	$6.97	$6.97	$6.97
June 18, 2014	$6.97	$6.97	$6.97	$6.97
June 19, 2014	$6.97	$6.97	$6.97	$6.97
June 20, 2014	$6.97	$6.97	$6.97	$6.97
June 23, 2014	$6.97	$6.97	$6.97	$6.97
June 24, 2014	$6.97	$6.97	$6.97	$6.97
June 25, 2014	$6.97	$6.97	$6.97	$6.97
June 26, 2014	$6.97	$6.97	$6.97	$6.97
June 27, 2014	$6.98	$6.98	$6.98	$6.98
June 30, 2014	$7.00	$7.00	$7.00	$7.00

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund, Inc.

July 1, 2014

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer